Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in his capacity as the Chief Financial Officer of United Natural Foods, Inc., a Delaware corporation (the “Company”), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the quarterly period ended January 26, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/ Michael P. Zechmeister
Michael P. Zechmeister
Chief Financial Officer

March 7, 2019

Note:	A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.